Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT AND

FIRST AMENDMENT TO PROMISSORY NOTE

(Universal Truckload Services, Inc.)

This First Amendment to Loan Agreement and First Amendment to Promissory Note (“First Amendment”) is made this 28th day of October, 2008, between Universal Truckload Services, Inc., a Michigan corporation with offices at 12755 E. Nine Mile Road, Warren, Michigan 48089 (“Borrower”) and Keybank National Association, a national banking association, with offices at 100 S. Main Street, Ann Arbor, Michigan 48104 (“Lender”).

RECITALS

A. Borrower and Lender have entered into that certain Loan Agreement, dated October 29, 2007 (“Loan Agreement”), pursuant to which Lender has provided Borrower with a loan in the original principal amount of $20,000,000.00 (“Loan”). Capitalized terms used in this First Amendment and not otherwise defined shall have the meanings given to them in the Loan Agreement.

B. Borrower executed and delivered to Lender a Promissory Note (Revolving Credit), dated October 29, 2007, to evidence the Loan (“Note”).

C. Borrower has requested an extension of the Maturity Date of the Loan and certain other modifications to the terms of the Loan, the Note and the Loan Documents. Lender has agreed to such extension and modifications subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of and in reliance upon the foregoing recitals and for other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1. The Loan Agreement is amended as follows:

a. The definition of Maturity Date in Section 1.2 is amended to read in its entirety as follows:

“‘Maturity Date’ means October 27, 2009.”

b. Section 2.3 is amended and restated to read in its entirety as follows:

“2.3 Fees. The Borrower shall pay the Lender the following fees:

(a)	Borrower agrees to pay Lender a letter of credit fee of three quarters of one percent (0.75%) per annum of the amount of any issued and outstanding standby Letters of Credit, payable annually in advance, plus usual and customary issuance and administrative fees.

All fees payable hereunder shall be fully earned and non-refundable upon issuance of each standby Letter of Credit.”

c. Section 5.23(c) is amended and restated to read in its entirety as follows:

“(c) Maintain at all times, and tested as of the end of each fiscal quarter of Borrower commencing September 30, 2008, a Tangible Net Worth of not less than $100,000,000.”

d. The signature block is amended to replace “Universal Truckload Systems, Inc” with “Universal Truckload Services, Inc.”

2. The Note is amended as follows:

a. The Maturity Date is now October 27, 2009.

3. Survival. In all other respects and except as expressly amended, modified or restated in this First Amendment, the Loan Agreement, the Note, the Loan Documents and all of the terms, covenants and conditions thereof as originally executed and delivered are ratified and confirmed in their entirety and shall remain in full force and effect until the Loan, with all accrued interest thereon, shall be fully paid and satisfied. Borrower reaffirms and ratifies each and every term of the Loan Agreement, the Note and the Loan Documents including, without limitation, the representations and warranties given to Lender, which such representations and warranties are true and correct as of the date hereof, except for representations given as of or with respect to a particular date.

4. Effect of First Amendment. This First Amendment shall not be construed as an agreement to substitute a new obligation or to extinguish an obligation under the Loan Agreement, the Note or the Loan Documents and shall not constitute a novation as to the obligations of the parties. If any express conflict shall exist between the agreements of the parties herein and as set forth in the Loan Agreement, the Note or the Loan Documents, this First Amendment shall govern and supersede the agreements set forth in the previous documents.

5. Payment of Costs. Borrower agrees that it shall pay all reasonable closing costs with respect to this First Amendment including, without limitation, reasonable attorneys’ fees.

6. Representations and Warranties. Except as set forth in this First Amendment, Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Loan Agreement, the Note and the Loan Documents and Borrower is not aware of any present default under the Loan Agreement, the Note or the Loan Documents. Borrower has the full power and authority to enter into this First Amendment.

7. Release of Claims. Borrower, in every capacity, hereby waives, discharges and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that the Borrower may have or may have made at any time up, through and including the date of this First Amendment, regardless of whether any such claims, causes of actions, allegations or assertions arose as a result of Lender’s actions or omissions in connection with making the Loan or any other obligations of any nature or kind of Borrower.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:	/s/ Robert E. Sigler
Name:	Robert Sigler
Title:	CFO

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Erik M. Siersma
Name:	Erik M. Siersma
Title:	Vice President

[Signature Page to First Amendment to Loan Agreement and

First Amendment to Promissory Note dated October 28, 2008]

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